UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2010

BIOSTAR PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in Charter)

Maryland	001-34708	20-8747899
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

No. 588 Shiji Avenue
Xianyang City, Shaanxi Province
People’s Republic of China
(Address of Principal Executive Offices)

86-029-33686638
 (Issuer Telephone Number)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On October 27, 2010, the Registrant held its Annual Meeting of Shareholders. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to elect five (5) directors to the Registrant’s Board of Directors to hold office until the next annual meeting and until their successors are duly elected and qualified.

Director’s Name	Votes For	Votes Withheld
Ronghua Wang	12,836,745	99,062
Qinghua Liu	12,837,452	98,355
Zibing Pan	12,837,582	98,225
Zhongyang Shang	12,838,015	97,792
Haipeng Wu	12,837,515	98,292

2.	A proposal to ratify the appointment of Mazars CPA Limited (“Mazars”) as the Registrant’s independent registered public accounting firm for its fiscal year ending December 31, 2010.

For	Against	Abstentions
19,479,395	853,492	19,323

3.	A proposal to approve The Biostar Pharmaceuticals, Inc. 2009 Incentive Stock Plan (the “Plan”).

For	Against	Abstentions
12,612,335	245,322	78,150

Pursuant to the foregoing votes, Ronghua Wang, Qinghua Liu, Zibing Pan, Zhongyang Shang and Haipeng Wu were elected to serve as directors, Mazars was ratified as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and the Plan was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2010	Biostar Pharmaceuticals, Inc. (Registrant)

	By:	/s/ Ronghua Wang
Ronghua Wang
Chief Executive Officer